FORM OF
                              AMENDED EXHIBIT A

      This Exhibit A, amended as of _________ __, 2000 is Exhibit A to that certain Custodian Services Agreement dated as of August 12, 1999 between PFPC Trust Company and E*TRADE Funds.

                                  PORTFOLIOS

                        E*TRADE Technology Index Fund

                        E*TRADE E-Commerce Index Fund

                       E*TRADE Global Titans Index Fund





PFPC Trust Company

By:

Title:




E*TRADE FUNDS

By:

Title: